CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. Note that one page of this exhibit contains omitted material pursuant to this request. The confidential material has been filed separately with the Securities and Exchange Commission.

SETTLEMENT & WORLDWIDE LICENSE AGREEMENT

AGREEMENT (“Agreement”) made as of January 31, 2001, (the “Effective Date”), by and among Bracco International B.V. (“Bracco”), a Netherlands corporation having a place of business at 3051 Strawinskylaan, 1077 ZX Amsterdam, Netherlands; Schering Aktiengesellschaft (“Schering”), a German corporation having a place of business at Mullerstrasse 178, 13342 Berlin-Wedding, Germany; and Alliance Pharmaceutical Corp. (“Alliance”), a New York corporation having a place of business at 3040 Science Park Road, San Diego, California 92121. Bracco, Schering, and Alliance may be referred to separately as a “Party” or collectively as the “Parties”.

WHEREAS, Bracco possesses intellectual property relating to the formulation method of preparing or use of Microbubbles (as this term is defined below);

WHEREAS, Alliance possesses intellectual property relating to the formulation method of preparing or use of Microbubbles;

WHEREAS, Schering possesses intellectual property relating to the formulation method of preparing or use of Microbubbles;

WHEREAS, Schering and Alliance have entered into a License Agreement under which Alliance granted to Schering an exclusive worldwide license with a right to sublicense under the Alliance Patents as defined therein;

WHEREAS, there is pending before the United States Patent and Trademark Office Interference No. 104,427 between Bracco and Alliance; and

WHEREAS, the Parties desire to settle the interference and all potential intellectual property disputes relating to their future and planned activities involving certain Products (as this term is defined below) or Microbubbles that have been or are currently being developed or may be developed in the future.

NOW, THEREFORE, in consideration of the foregoing and the covenants and acknowledgements and representations contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I.  DEFINITIONS

1.1.  Definitions. For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below. These terms are intended to encompass both the singular and plural forms.

1.1.1	“Affiliate” shall mean a person or an entity that controls, is controlled by, or is under common control with a Party to this Agreement.

1.1.2	“Alliance” shall mean Alliance as identified as a Party above and any Affiliate of Alliance.

1.1.3
“Alliance Licensed Patents” shall mean Licensed Patents which are owned, obtained, acquired, purchased by or licensed to, with a right to sublicense, or in any way under the control or at disposal of Alliance, except for Third Party patents and patent applications acquired after December 20, 2000 by Alliance which, prior to their acquisition and not as a result of the negotiations leading up to such acquisition, had been previously exclusively licensed or otherwise exclusively restricted to any Third Party.

1.1.4	“BR-1” shall mean a phospholipid-stabilized Microbubble formulation not prepared by freeze drying wherein the fluorine atoms contained in the Microbubbles are in the form of SF6.

1.1.5
“BR-14” shall mean a phospholipid-stabilized Microbubble formulation not prepared by spray drying wherein the fluorine atoms contained in the Microbubbles are in the form of CF4, C2F6, C3F6, C4F10 or mixtures thereof.

1.1.6	“Bracco” shall mean Bracco as identified as a Party above and any Affiliate of Bracco.

1.1.7
“Bracco Licensed Patents” shall mean Licensed Patents which are owned, obtained, acquired, purchased or licensed to, with a right to sublicense, or in any way under the control or at disposal of Bracco, except for Third Party patents and patent applications acquired after December 20, 2000 by Bracco which, prior to their acquisition and not as a result of the negotiations leading up to such acquisition, had been previously exclusively licensed or otherwise exclusively restricted to any Third Party.

1.1.8	“Distributor” shall mean any Third Party engaged solely in the shipping, transportation, or distribution of any product, whether or not owned by a Party.

1.1.9	“Imavist” shall mean a phospholipid-stabilized Microbubble formulation not prepared by freeze drying wherein the fluorine atoms contained in the Microbubble are in the form of C6F14.

1.1.10
“Imavist II” shall mean a phospholipid-stabilized Microbubble formulation not prepared by freeze drying wherein the fluoride atoms contained in the Microbubble are in the form of C6F14 or any three fluoroether species or any combination thereof to be named by Alliance within five years of the Effective Date of this Agreement.

1.1.11	“Joint Development Parties” shall mean any Third Party engaged in the development, manufacture, sale, use, exportation or importation of a Party’s Product(s).

1.1.12
“Licensed Patents” shall mean all present and future patent and patent application claims, worldwide, that are directed to Microbubbles, formulations of Microbubbles, intermediates used in making Microbubbles, methods of preparing Microbubbles or the use of Microbubbles in Ultrasound Imaging (including harmonic imaging) that cover a Product, method of preparing a Product or method of using a Product, provided that such patent and patent application claims shall not include those directed to (i) non-Ultrasound Imaging uses of Microbubbles such as uses in drug delivery; gene therapy; sonothrombolysis; magnetic resonance imaging; and oxygen delivery, and (ii) Microbubbles with targeting ligands, peptides or chelates and formulations, intermediates for, methods of preparing and the use of same.

1.1.13	“Medical Diagnostic Imaging Field” shall mean any in vivo imaging of at least a portion of a patient, including but not limited to radiopharmaceutical, ultrasound, MRI, X-ray and light imaging.

1.1.14	“Microbubbles” shall mean microbubbles, microspheres, microballoons, microparticles and/or microvesicles containing gas or gas mixtures.

1.1.15	“Physiologically Acceptable Gas” shall mean a gas selected from air, nitrogen, oxygen, carbon dioxide, helium, xenon or mixtures thereof.

1.1.16	“Products” shall mean Imavist or Imavist II in the case of Alliance or Schering, and BR-1 or BR-14 in the case of Bracco.

1.1.17	“Schering” shall mean Schering as identified as a Party above and any Affiliates of Schering.

1.1.18
“Schering Licensed Patents” shall mean Licensed Patents which are owned, obtained, acquired, purchased by or licensed to, with a right to sublicense, or in any way under the control or at disposal of Schering, except for Third Party patents and patent applications acquired after December 20, 2000 by Schering which, prior to their acquisition and not as a result of the negotiations leading up to such acquisition, had been previously exclusively licensed or otherwise exclusively restricted to any Third Party.

1.1.19	“Third Party” shall mean any entity other than Bracco, Alliance, or Schering, including any person or other entity that controls, is controlled by, or is under common control with that entity.

1.1.20	“Ultrasound Imaging” shall mean the in vivo imaging of at least a portion of a patient with ultrasound, including but not limited to harmonic imaging.

ARTICLE II.  WORLDWIDE GRANT OF INTELLECTUAL PROPERTY RIGHTS

2.1.  Bracco hereby grants an irrevocable worldwide nonexclusive license to Schering and Alliance under the Bracco Licensed Patents to make, have made, use, sell, offer to sell, import Imavist and/Imavist II, whether or not Imavist and/or Imavist are combined with other elements and used outside the coverage of the Licensed Patents. This license of the instant provision 2.1 includes the right to sublicense such rights to current and future Distributors and Joint Development Partners.

2.2.  Schering hereby grants an irrevocable worldwide nonexclusive license to Bracco under the Schering Licensed Patents to make, have made, use, sell, offer to sell, import or export BR-1 and/or BR-14, whether or not BR-1 and/or BR-14 are combined with other elements and used outside the coverage of the Licensed Patents. This license of the instant provision 2.2 includes the right to sublicense such rights to current and future Distributors and Joint Development Partners.

ARTICLE III.  WORLDWIDE SETTLEMENT OF INTELLECTUAL PROPERTY DISPUTES

3.1.  It is the intention of the Parties to settle any and all current and potential intellectual property disputes pertaining to the Licensed Products so as to obtain freedom to market their respective Products and therefor the Parties have voluntarily entered into this Agreement. In that connection, the Parties shall:

3.1.1	withdraw all current oppositions brought against the Licensed Patents of another Party in countries foreign to the United States;

3.1.2	refrain from filing any future oppositions or other challenge against the Licensed Patents of another Party in countries foreign to the United States;

3.1.3	refrain from filing any requests for interference, reexamination or other challenge against the Licensed Patents of another Party in the United States; and

3.1.4
in the event an interference is declared by the United States Patent and Trademark Office (“PTO”), meet and cooperate in good faith to find a joint settlement in a timely and efficient manner consistent with the requirements of 35 U.S.C. § 135 and other applicable laws and regulations.

3.2.  In order to advance the resolution of PTO interference No. 104,427 (the “Interference”), Bracco and Alliance counsel have met, exchanged information and determined in good faith and in order to resolve the Interference in just, timely and efficient manner, to proceed as follows:

3.2.1	Alliance will file three motions in the Interference, namely, (1) a motion to [****], (2) a motion to [****], and (3) a motion to be [****].

3.2.2	Bracco will file papers in the Interference stating that it will not oppose the two motions set forth in Section 3.2.1 above and requesting entry of an adverse judgment against Bracco on Count 2.

3.2.3	Bracco will file motions in the Interference [****] Schneider AAA application, which claims are set forth in Exhibits B and C annexed hereto) and accompanying motions for benefit.

3.2.4
Alliance will file papers in the Interference stating that it will not oppose the motions set forth in Section 3.2.3 above and requesting entry of an adverse judgment against Alliance on the Proposed Counts.

3.2.5
Bracco and Alliance will generally cooperate in a reasonable manner in filing the motions and papers identified above. In this regard, Bracco and Alliance will file no other motions or other papers in the Interference other than those that are identified in Sections 3.2.1, 3.2.2, 3.2.3 and 3.2.4 above and 3.3 below unless they are reasonably necessary to effectuate the above. If, however, after the Parties file these motions and papers, the PTO comes to some other judgment that does not include awarding Alliance judgment for Count 2 and either awarding Bracco judgment for the Proposed Counts or denying or dismissing the motions for the Proposed Counts (e.g., the PTO sua sponte corresponds some or all of the claims that make up Count 2 and some or all of the claims that make up the Proposed Counts to a single count in the original interference or in a new interference), then Bracco and Alliance will confer on an appropriate way to advance the resolution of the Interference. If agreement on such an appropriate way to advance the resolution cannot be reached, Bracco and Alliance will be free to file any motions or other papers to pursue any outcome.

3.3.  Bracco and Alliance will file all agreements and understandings regarding the Interference, including this Agreement, with the PTO as required by 35 U.S.C. § 135(c).

3.4.  In the event the [****] application, the [****] application and/or an application claiming priority from the [****] application or the [****] application issues as a United States patent, Bracco will grant [****] under any such patent for any products or methods used outside of the Medical Diagnostic Imaging Field. Notwithstanding the foregoing, the license set forth in this Section 3.4 shall not include any other Bracco patent or patent application, even if the patent or patent application has claims that are the same or similar to the New Claims, provided that the patent does not issue from the [****] application, the [****] application or an application that claims priority from the [****] application or the [****] application.

3.5.  Neither Bracco nor Alliance will, in the future, assert an issue preclusion defense in any proceeding, other than an interference proceeding in the PTO, based upon the other Party requesting entry of an adverse judgment pursuant to Sections 3.2.2 and 3.2.4 above.

3.6.  The licenses set forth in this Agreement shall not be affected in any way by any outcome of the Interference.

ARTICLE IV.  FIRST RIGHT OF NEGOTIATION

4.1.  If Alliance’s license of Imavist to Schering is terminated, Alliance will give Bracco a first right of negotiation for any rights to Imavist returned to Alliance as a result of such termination, which right of negotiation will be for ninety (90) days starting at the time Alliance informs Bracco that it desires a development/marketing partner for Imavist II.

4.2.  Alliance hereby grants to Bracco, subject to any rights of Schering, a first right of negotiation for worldwide rights (e.g., development and marketing) to Imavist II which right of negotiation will be for a one hundred and twenty (120) day period starting at the time Alliance informs Bracco that it desires a development marketing partner for Imavist II.

ARTICLE V.  EFFECT OF AGREEMENT ON THIRD PARTIES

5.1.  Nothing in this Agreement shall be construed to (1) obligate any Party to bring any action against any Third Party based on such Party’s Licensed Patents, or (2) limit or affect a Party’s right to bring any action against any Third Party based on such Party’s Licensed Patents.

5.2.  Nothing in this Agreement shall be construed to (1) obligate any Party to negotiate with or obtain licenses from any Third Party, or (2) limit or affect a Party’s rights to negotiate or obtain licenses from any Third Party.

ARTICLE VI.  FEES, PAYMENTS, ROYALTIES, WARRANTIES, INDEMNIFICATION

6.1.  No party shall have any obligation to make any payments to the other Parties pursuant to this Agreement. Each Party shall bear its own costs and expenses, including, without limitation, its attorneys fees, relating to any action to be taken or having been taken in respect to this Agreement.

6.2.  Each Party makes the following warranties and representations to the other Parties:

6.2.1
each Party is a corporation duly organized and validly existing and in good standing under the laws of the state or country in which it is organized and has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby and to require its Affiliates to abide by its terms and conditions;

6.2.2
all requisite corporate actions on the part of each Party has been completed for the authorization of the execution and delivery of this Agreement and the performance of the transactions contemplated hereunder.

6.2.3	this Agreement is, and such other transactions will be, valid and binding obligations of each Party enforceable in accordance with their respective terms; and

6.2.4
the execution, delivery and performance of this Agreement and the consummation of transactions contemplated hereby do not and will not violate the provisions of any Party’s certificate of incorporation or bylaws or similar type documents or the provisions of any note, indenture, lease, license permit or other instrument or obligation or violate any law, order, rule or regulation applicable to it.

6.3.  No Party makes any warranties or representations, either express or implied, concerning the scope, validity or enforceability of its respective Licensed Patents.

6.4.  No party shall have any obligation to indemnify any other Party for any lawsuit arising in connection with Imavist, Imavist II, BR-1 or BR-14, or the Schering, Alliance or Bracco Licensed Patents.

6.5.  No Party makes any warranties or representations, either express or implied, or assumes any responsibility whatsoever with respect to the manufacture, use or sale or other disposition by any other Party of that Party’s Product, even if that Party’s Product makes use of any inventions claimed in the Licensed Patents of another Party.

ARTICLE VII.  DURATION

7.1.  The term of the license granted from Bracco to Schering and Alliance set forth in Section 2.1 above and the Schering and/or Alliance obligations set forth in Section 3 above shall start at the Effective Date and shall last until Imavist and Imavist II are no longer under development or planned for development, undergoing regulatory approval, or being manufactured, sold or prepared for sale by either Schering or Alliance.

7.2.  The term of the license granted from Schering and/or Alliance to Bracco set forth in Sections 2.2 and 2.3 above and the Bracco obligations set forth in Section 3 above shall start at the Effective Date and shall last until BR-1 and BR-14 are no longer under development or planned for development, undergoing regulatory approval, or being manufactured, sold or prepared for sale by Bracco.

ARTICLE VIII.  CONFIDENTIALITY

8.1.  Each Party will maintain the other Party’s information in confidence. No party will disclose the contents of this Agreement to any other person or entity and each Party will retain in confidence the terms and conditions of this Agreement, except as necessary to comply with law or the valid order of a court or agency of competent jurisdiction of a state or federal authority; or to the extent necessary in any action, suit or proceeding to enforce this Agreement or to their respective Affiliates, banks, auditors, accountants, lawyers, and any other representative of a Party who has a good faith need to know, provided that any such person or entity to whom disclosure is made must be advised of the confidentiality of the information disclosed and agree to keep such information confidential.

8.2.  No public statements of any kind pertaining to this Agreement may be made except as required by law, such as that enforced by the Securities Exchange Commission of the United States of America.

ARTICLE IX.  MISCELLANEOUS

9.1.  Notice. All notices or communications required pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, international overnight courier, confirmed facsimile transmission, or registered or certified mail (return receipt requested, postage prepaid) to the following addressees or facsimile numbers:

9.1.1	For Alliance:
                Alliance Pharmaceutical
3040 Science Park Road
San Diego, CA 92121
USA
Attn: President
Facsimile: +1-858-410-5343

9.1.2	For Bracco:
                Bracco Imaging S.p.A.
Via Egidio Follé 50
20 134 Milano, ITALY
Attn: Director, Intellectual Property
Facsimile: +39-02-2177-2785

9.1.3	For Schering:
                Schering Aktiengesellschaft
13342 Berlin
Germany
Attn: Legal Department
Facsimile: +49-30-4681-4086

9.2.  Choice of Law: The Parties agree that this Agreement shall be governed by the laws of the State of New York without reference to conflict of laws principles.

9.3.  Entire Agreement: This Agreement, including all Exhibits attached hereto and all documents delivered concurrently herewith,. set forth all the licenses, covenants, premises, agreements, warranties, representations, conditions, and understandings between the Parties hereto and supersede all prior agreements and understandings between the Parties relating to the subject matter hereof. This Agreement, including, without limitation, the Exhibits attached hereto, is intended to describe the full extent of the legally enforceable undertakings of the Parties hereto.

9.4.  Severability: In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the Parties shall negotiate in good faith to modify the Agreement to preserve their original intent.

9.5.  Amendment and Waiver: This Agreement may be amended, supplemented, or otherwise modified only be means of a written instrument signed by all Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instances and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

9.6.  Headings: The sections and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

9.7.  Counterparts: This Agreement may be signed in counterpart, each of which shall be deemed to be an original. Signatures shall be provided by facsimile transmission, with original signatures following by mail.

9.8.  Assignment: Neither this Agreement nor the licenses granted herein may be assigned to any Third Party. No Party shall assign, by operation of law or otherwise, any Licensed Patents to a Third Party without such Third Party agreeing to be bound in writing by the licenses granted hereunder.

IN WITNESS WHEREOF, the undersigned Parties have duly executed and delivered this Agreement as of the date first written above.

Alliance Pharmaceutical Corp.

By: /s/ Lloyd A. Rowland

Name: Lloyd A. Rowland

Title: Vice President & General Counsel

Date: 31 Jan 2001

Schering Aktiengellschaft

By:/s/ H. G. Rook

Name: H. G. Rook

Title: Head of SBK, DG & RP

Date: 31.1.2001

for and on behalf of Bracco International B.V. By: Bracco Holding BV Name: Diana Bracco Title: Managing Director Date: 31.01.01